                                                                 Std. Ind. Lease
                                                                 Revised 1/15/99

                                 LEASE AGREEMENT

          THIS LEASE, made this 2nd day of July, 1999, by and between CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called "Landlord"), and EARTHSHELL CORPORATION, a Delaware corporation (hereinafter called "Tenant"). In consideration of the premises and the covenants, conditions and rents hereinafter set forth, it is agreed as follows:

          1. PREMISES AND TERM:

               A. Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease, take and accept from Landlord, the "Premises", being comprised of approximately 34,956 square feet of space located in a one story building known as 9020 Junction Drive, Annapolis Junction, Maryland (hereinafter the "Improvements") as outlined in red on the building and site plan attached hereto as Exhibit A, which Improvements contain a leasable area of 96,666 square feet and is located on all that lot of ground in Howard County, Maryland more fully described in Exhibit B attached hereto, containing 6.3 acres of land more or less, together with the use in common with other occupants of the Improvements of the parking areas and the right to use in common with other occupants of said Improvements any access road serving the Improvements.

               B. TO HAVE AND TO HOLD the same for a term commencing on the 1st day of October, 1999, (hereinafter the "Commencement Date") and terminating on the 30th day of September, 2004, (hereinafter the "Termination Date"). Reference in this Lease to the "term" shall include any renewal term, provided for in a Rider to this Lease, unless the context plainly requires a contrary meaning.

          2. TENANT IMPROVEMENTS:

               A. Landlord shall install the tenant improvements in a good and workmanlike manner, set forth in both the Tenant Improvement Specifications attached hereto as EXHIBIT C-1 and the floor plan attached hereto as EXHIBIT C-2. Tenant shall reimburse Landlord for a portion of the cost of Landlord's tenant improvements, shown on EXHIBIT C-I and EXHIBIT C-2. Specifically, Tenant shall pay to Landlord, as additional rent, within thirty (30) days after substantial completion of Landlord's tenant improvements, the sum of Thirty-eight Thousand Five Hundred Thirty-four Dollars ($38,534.00). Additionally, any additions to or modifications of the work and/or materials shown on the attached exhibits which result in additional costs shall be handled as change orders and paid for by Tenant within twenty (20) days after delivery to Tenant of a reasonably detailed invoice therefore.

               B. Notwithstanding the date specified in Paragraph l.B. above for the commencement of the term of this Lease, such term shall not commence until the substantial completion of the construction of all tenant improvements as specified above and Landlord has given notification to Tenant in writing that the Premises are ready for possession. Possession of the Premises shall be deemed delivered to Tenant at the date specified in such notification, notwithstanding any item of incomplete work set forth on a "punch list" prepared by Landlord and Tenant in writing at the time of or within forty-five (45) days after the Commencement Date. Tenant shall have the right to enter the Premises at least thirty (30) days prior to the Commencement Date for the purpose of installing Tenant's equipment, fixtures and furnishings, provided, however, that Tenant first notifies Landlord prior to such entries and receives Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed and that Tenant does not, under any circumstances, interfere with or delay the completion of the tenant improvements being installed by Landlord. No rent shall be due to Landlord on account of such activities of Tenant. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the date specified in Paragraph l.B. above, and Landlord's non-delivery of the Premises shall not affect this Lease or the obligations of Tenant under this Lease. In such event, the term of this Lease shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the term of this Lease on the last day of a month and rent at the applicable rate, shall be payable for such additional portion of the month. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, at the request of either, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and Termination Date of this Lease. In all events (but subject to the provisions of Paragraph 2.D., below), if Landlord fails, despite the exercise of its commercially reasonable efforts to substantially complete the tenant improvements, or for any other reason fails to deliver the Premises to Tenant by October 31, 1999, then the Tenant, as its sole and exclusive remedy, shall have the right to elect either to (i) terminate this Lease, by giving written notice to Landlord no later than November 15, 1999, and if Tenant does so terminate this Lease, Landlord shall promptly refund to Tenant any security deposit and any pre-paid rent then being held by Landlord and neither Landlord nor Tenant shall have any further liability to the other in connection with this Lease (except with respect to obligations or liabilities which accrued prior to the date of such termination or which relate to surrender of the Premises), or (ii) to file suit for specific performance of Landlord's obligations under this Lease (provided, however, Tenant shall not be entitled to claim or recover any monetary damages against Landlord).

               C. If Tenant occupies or enters the Premises prior to the Commencement Date, such occupancy or entry shall not advance the Termination Date of this Lease. All of the terms, covenants and provisions of this Lease shall apply from the date of occupancy and possession or entry and the rent shall be paid at the rate herein set forth on a pro rata basis for the early occupancy period, provided, however, Tenant shall not be required to pay rent if Tenant, or its agents, contractors or employees, merely enters the premises for the limited purposes described in Paragraph 2.13. above.

               D. If Landlord is delayed in substantially completing tenant improvements as a result of any of the following, then commencement of the term of this Lease and the Termination Date of this Lease shall be as stated in Paragraph 1.B. above; and, Tenant shall not be relieved of its obligations to pay rent as prescribed in Paragraph 3 below:

                    (1) Tenant's failure to approve or "approved as noted" detailed working drawings or other drawings, plans or specifications within five
(5) business days after submission by Landlord.

                    (2) The performance by any person, firm or corporation (other than Landlord's contractor) employed at Tenant's request and the completion of work by said person, firm or corporation;

                    (3) Delay in delivery of materials, finishes, or installations requested by Tenant other than materials, finishes and installation used as Building Standard items by Landlord's contractors in the Improvements; and

                    (4) Any other delay (including, without limitation, delay in providing necessary approvals or disapprovals required of Tenant) caused primarily by the action or inaction of Tenant or its employees, agents, contractors or invitees.

               E. Tenant's occupancy of the Premises shall constitute acceptance thereof and shall be deemed to constitute Tenant's agreement that the Premises comply with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof, including, but not limited to, the tenant improvements required to be made by Landlord, pursuant to this Paragraph 2 or elsewhere in this Lease, except for those matters of which Tenant notifies Landlord in writing within forty-five (45) days after the Commencement Date, and except for latent defects which were not manifest within such forty-five (45) day period and which could not have been ascertained by Tenant by a reasonably thorough inspection of Landlord's tenant improvements. Tenant shall have no right whatsoever to raise any objection with respect to the condition of the Premises, including, but not limited to, Landlord's tenant improvements, unless set forth in such a written notice timely given.

          3. RENT:

               A. Tenant covenants to pay to Landlord % Emory Hill Management Co., Suite 100, 92 Reads Way, New Castle, Delaware 19720, or at such place as Landlord shall from time to time direct, the basic rent ("Basic Rental") in the amounts set forth below during the term of this Lease. Such Basic Rental shall be payable in equal monthly installments, in advance and without demand, on the first day of each and every month during the term of this Lease, commencing on the Commencement Date.

          The Basic Rental shall be composed of two components, the first of which is a fixed component as follows:

      Lease Year         Annual Basic Rent          Monthly Payment
      ----------         -----------------          ---------------

          1               $166,041.00               $13,836.75

          2               $169,536.60               $14,128.05

          3               $173,032.20               $14,419.35

          4               $176,527.80               $14,710.65

          5               $180,023.40               $15,001.95

          In addition to the amount set forth above, Basic Rental shall also include, and Tenant shall pay to Landlord monthly, on the first day of each and every month during the term and without demand, commencing with the first payment of Basic Rental due under the Lease, the sum of Five Thousand Thirty-nine and 49/100 Dollars ($5,039.49) (the "Amortized Amount"). The Amortized Amount is the amount obtained by amortizing, for repayment on a monthly basis, the sum of Two Hundred Thirty-six Thousand Seven Hundred Seventy-eight Dollars ($236,778.00) (the "Financed Amount") over a period of five (5) years at an interest rate equal to ten percent (10%) per annum. Landlord and Tenant have agreed that Landlord shall, in effect, finance for Tenant up to the amount of Two Hundred Thirty-six Thousand Seven Hundred Seventy-eight Dollars ($236,778.00) on account of the cost of Landlord's tenant improvements. The Landlord will also pay the balance of the cost of the Landlord's tenant improvements described on EXHIBIT C-1 and EXHIBIT C-2, subject to Tenant's obligation to pay the sum of Thirty-eight Thousand Five Hundred Thirty-four Dollars ($38,534.00), as described above, and any additional costs resulting from additions to or modifications of the work and/or materials shown on those exhibits, as also described above. Thus, the full amount of Basic Rental for the first month of the Lease will be Eighteen Thousand Eight Hundred Seventy-six and 24/100 Dollars ($18,876.24), and the full amount of the Basic Rental for the first month of the second lease year will be Nineteen Thousand One Hundred Sixty-seven and 54/100 Dollars ($19,167.54), and so on for the remaining three (3) lease years of the term.

          4. LATE PAYMENT:

          In the event that any payment required by Tenant under the provisions of this Lease shall not be paid within five (5) days after the date due, Tenant shall, upon demand, pay to Landlord (i) a late charge equal to five (5) percent (5%) of such payment, and (ii) interest on such payment from the date when due until paid at the rate of eighteen percent (18%) per annum, or, if less, the highest rate permitted by applicable law. The late charges imposed under this Paragraph 4 shall be deemed "rent" for all purposes under this Lease, are not penalties and have been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.

          5. FIRST MONTH'S BASIC RENTAL:

          The first month's Basic Rental in the amount of Eighteen Thousand Eight Hundred Seventy-six and 24/100 Dollars ($18,876.24) will accompany this Lease, when submitted for approval by the Landlord. If this Lease is not approved by the Landlord within thirty (30) days of its submission to the Landlord, the above sum, as well as any security deposit made pursuant to Paragraph 6 below, will be refunded in full. If this Lease is approved by Landlord, the first month's Basic Rental shall be applied against the first full monthly payment of Basic Rental due under this Lease.

          6. SECURITY DEPOSIT:

          Tenant has deposited with Landlord Thirty-eight Thousand Nine Hundred Seventeen and 68/100 Dollars ($38,917.68), which sum shall be held without payment of interest as security for the performance by Tenant of its obligations under this Lease. Landlord is authorized to deposit those funds in an account commingled with Landlord's general funds or otherwise, and Landlord shall not be responsible for the solvency of the depository so long as it is insured by the Federal Deposit Insurance Corporation or similar insurer. If Tenant shall perform all such obligations, said security deposit shall be refunded to Tenant within thirty (30) days after termination of this Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of said security deposit toward Landlord's damages as determined by Landlord, and Tenant shall, within five (5) days after notice thereof, deposit with Landlord an amount sufficient to restore said security deposit to its original amount, which amount shall constitute "rent" under this Lease. The security deposit shall not bear interest, until after the end of the second full lease year, at which time the security deposit shall begin to bear interest at then prevailing money market rates. Reference in this Lease to the "security deposit" shall include interest, if any, accrued thereon.

          7. TAXES:

               A. Tenant agrees to pay to Landlord Tenant's proportionate share of all real estate taxes which are levied, imposed, or assessed, from time to time, upon or against the Improvements and the real property of which the Improvements are a part. Such proportionate share shall consist of the ratio that the square footage of the Premises bears to the square footage of the Improvements. The parties agree that the square footage of the Premises comprise thirty-six and two tenths percent (36.2%) of the square footage of the Improvements. Tenant shall make any such payment to Landlord within twenty (20) days after Landlord submits a bill therefore to Tenant. If Landlord undertakes any action to contest the amount of real estate taxes applicable to the Improvements, or the real property of which the Improvements are a part, the Tenant shall, within twenty (20) days after Landlord submits a bill therefore reimburse Landlord for thirty-six and two tenths percent (36.2%) of any and all reasonable costs, fees and expenses incurred by Landlord in connection with any such contest, including, but not limited to Landlord's reasonable legal, accounting and appraisal fees. If Landlord obtains a reduction in real estate taxes retroactive to any tax year for which Tenant has previously paid Landlord its proportionate share of real estate taxes pursuant to this Paragraph 7.A., then Landlord shall credit Tenant with Tenant's proportionate share of such reduction, net of the costs, fees and expenses described in the preceding sentence, against Tenant's proportionate share of real estate taxes next due under this Lease, all prorated, if the reduction occurred during a year in which this Lease was not in effect for a full year.

               B. For purposes of this Paragraph 7, the term "real estate taxes" shall include any taxes, assessments and charges against the Improvements or the land of which the Improvements are a part (including assessments by any City, County, Municipality, Metropolitan District or Commission), but shall exclude penalties or interest for late payment and federal, state and local income taxes.

               C. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord, a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy, or charge measured by or based, in whole or in part, upon the rents of the Improvements, then such taxes, assessments, levies, or charges that are in lieu of the present method of taxation shall be deemed to be included within the term "real estate taxes" for the purposes hereof.

               D. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes based on the personal property or trade fixtures placed by Tenant in the Premises are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord within twenty (20) days after demand (which demand shall include documentation evidencing such increase) that part of such taxes for which Tenant is liable hereunder.

          8. FIRE AND EXTENDED COVERAGE AND RENTAL INSURANCE:

               A. Tenant shall pay to Landlord Tenant's proportionate share of all premiums for all fire and extended coverage insurance on the Improvements, all rental insurance or any other insurance carried by Landlord from time to time. Tenant's proportionate share shall be thirty-six and two tenths percent (36.2%).

               B. Premiums shall be adjusted and pro-rated to the Commencement Date or the Termination Date of the term of this Lease, as the case may be.

               C. Tenant shall pay its proportionate share of such insurance premiums as set forth above within twenty (20) days after Landlord submits a bill, together with a statement of its calculations supported by copies of the actual billings rendered to Landlord.

               D. Tenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon, or about the Premises that will violate the provisions of Landlord's policies insuring the Premises and the Improvements against loss or damage by fire or other hazards (including, but not limited to, public liability), that will materially adversely affect Landlord's fire or liability insurance premium rating or that will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon, or about the Premises, shall cause any increase in premiums for fire and extended coverage insurance, or rental insurance on the Improvements above the rate in effect as of the date of this Lease, for the uses in existence as of the date of this Lease, (such uses, including, but not limited to, general warehouse and the assembly and manufacture of electronic technology components), Tenant shall pay the additional premiums by reason thereof. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant within twenty
(20) days after the date such bills shall be rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent. In addition, if applicable, Landlord may at its option rectify the condition existing on the Premises that is causing or is a contributing cause of the increased premium rate in the event that Tenant should fail to do so after thirty (30) days prior written notice from Landlord, and Landlord may charge the cost of such action to Tenant as additional rent.

               E. Tenant shall obtain and maintain fire insurance with standard broad form extended coverage and full replacement cost endorsements covering all of Tenant's contents, furniture, furnishings, machinery, such equipment as is not affixed to the Premises, trade fixtures and signs and Tenant's interest in all of the improvements and alterations installed in the Premises by Tenant. A certificate evidencing such insurance shall be delivered to Landlord prior to the Commencement Date and as otherwise reasonably required by Landlord and evidence of renewals shall be delivered to Landlord annually and as otherwise reasonably required by Landlord.

               F. Notwithstanding anything to the contrary contained in Paragraph 8.A, if the Property and other properties owned by landlord or its affiliates are insured under a blanket insurance policy and the loss experience for one or more of the other properties under such policy result in an increase in the premium for such policy, then, so long as such loss experience continues to cause an increase in the premium for such policy, the amount that Tenant is required to pay pursuant to Paragraph 8.A., may not increase by more than 10% per year. For instance, if in year 3 of the lease, Tenant paid $1,000 on account of its obligations pursuant to Paragraph 8.A, and in year 4 of the lease, on account of an increase in premiums resulting from the loss experience of one or more of the other properties under landlord's blanket policy, Tenant would, absent this provision, be required to pay $1,250, Tenant's obligation during year 4 under Paragraph 8.A., would be capped at $1,100.

          9. COMMON AREA:

               A. Tenant shall pay to Landlord, within twenty (20) days after demand, as additional rent, thirty-six and two tenths percent (36.2%) of all actual costs incurred by Landlord, from time to time, for common area maintenance, which includes, but is not limited to, snow and ice removal, parking lot maintenance, grass cutting, grounds maintenance, landscaping, security, repairs to or replacements of the Improvements or portions thereof and common area electric and for water and sewer charges for all of the Improvements during the term of this Lease.

               B. Subject to the remaining provisions of this Paragraph 9.B., all common areas shall be subject to the exclusive control of Landlord. Landlord shall operate, manage, equip, police, light and maintain the common areas in a manner comparable to similar buildings in the Annapolis Junction Business Park. Landlord shall use commercially reasonable efforts not, in so doing, to materially adversely affect Tenant's use and occupancy of the Premises. Landlord hereby expressly reserves the right (but not the obligation) to maintain security for the common areas; to use and to allow others to use the common areas for any legal purpose; to change the size, area, level, location and arrangement of the common areas; to close temporarily all or any portion of the common areas for the purpose of making repairs, changes, or alterations thereto or performing necessary maintenance in connection with any emergency or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing. If the size, area, level, location or arrangement of such common areas or the type of facilities at any time forming a part thereof be changed, altered, rearranged or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent therefor, nor shall such alteration, rearrangement, revocation, change or diminution of such common areas be deemed a constructive or actual eviction or otherwise be grounds for terminating or modifying this Lease, provided, however, if the same shall materially adversely affect the ability of Tenant to carry on its business in the Premises, then, within thirty (30) days after any such change, alteration, rearrangement or diminution, Tenant, provided Tenant has first given Landlord prompt written notice of the material, adverse effect upon Tenant and sixty
(60) days to cure, shall have the right to terminate this Lease, in which event, the Landlord shall return any security deposit to Tenant and Landlord shall have no further liability to Tenant under this Lease. Tenant shall not obstruct the common areas or use them for any purpose other than their customary or intended purposes. Prior to making a material alteration to the common areas, Landlord will notify Tenant of its proposed alterations or modifications.

          10. UTILITIES:

          Tenant shall pay when due all charges for gas, electricity, light, heat, power and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Premises. Tenant shall have the right to install, at its expense, an above-ground propane storage tank for use in Tenant's operations in the Premises, provided the same is permitted by applicable laws and restrictive covenants. The tank shall be located in an area reasonably acceptable to Landlord and Tenant. Tenant shall cause such tank to be maintained in good condition and appearance. At the expiration or earlier termination of this Lease, Tenant shall cause such tank to be removed at Tenant's sole cost and expense. Tenant shall be responsible for any increased insurance costs related to the installation or use of the tank. Tenant shall also have the right to use the existing propane tank on the property for the purpose of supplying propane to the Premises for Tenant's use. Tenant shall pay the cost for the propane it uses.

          11. LIENS OR ENCUMBRANCES:

          Tenant shall not do or suffer to be done any act, matter or thing whereby Landlord's or Tenant's interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge or stay the enforcement by bond or otherwise, within fifteen (15) days after the date of filing, any final or interlocutory mechanics' liens filed against Landlord's or Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord may, at its option, discharge by bond or otherwise any such mechanics' lien not discharged by Tenant within such fifteen (15) day period, and Tenant, within twenty (20) days after demand, shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended by Landlord shall be deemed additional rent, collectible as such by Landlord and the late charge specified in Paragraph 4 shall accrue from the date Landlord pays such expenses. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises or the Improvements.

          12. USE OF PREMISES:

               A. Tenant shall use and occupy the Premises throughout the term hereof solely for the purpose of research and administrative offices, the fabrication of biodegradable container equipment, and general warehouse purposes. Furthermore, no use of the Premises shall be made or permitted to be made that shall result in: (i) waste of the Premises or any part thereof; (ii) a public or private nuisance that may disturb the quiet enjoyment of Landlord or other tenants of the Improvements; (iii) unlawful use; or (iv) noises, vibrations, odors or anything else that may unreasonably disturb the Landlord or other tenants.

               B. Tenant shall not load the Premises beyond their present carrying capacity of 125 pounds per square foot.

          13. ALTERATIONS AND IMPROVEMENTS:

               A. Upon completion of the tenant improvements in accordance with Paragraph 2 hereof, Landlord shall assign to Tenant all warranties relating to such tenant improvements and shall have no further obligation to make any alterations or improvements to the Premises except as provided in Paragraph 14.C. hereof.

               B. Tenant further covenants that it will at no time or times make any alterations, improvements or changes of any kind to the Premises (structural or otherwise) without first submitting the plans thereof and securing the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant may either:

                    1) Contract with Landlord or Landlord's agent to make alterations and improvements at Tenant's expense, or

                    2) Contract with any licensed contractor to make alterations and improvements after first providing the following items to Landlord and obtaining Landlord's written consent therefore (which consent shall not be unreasonably withheld):

                         a) approval of the Fire Marshal of the authority having
jurisdiction (City or State), and

                         b) copy of a building permit issued by the local
authority having jurisdiction (City or County) or evidence from the authority that no permit is required, and

                         c) copy of license of contractor performing the work,
and

                         d) copy of insurance certificate from contractor naming
the Landlord as an additional insured and showing evidence of coverages as reasonably required by Landlord, but at least equal to the following:

                            TYPE                                         LIMITS
                            ----                                         ------

              General Liability              Each occurrence            $1,000,000
                                             general aggregate          $2,000,000
              Automobile Liability           Each accident              $1,000,000
              Workers Compensation                                      Statutory

                         e) release of mechanic's liens for all work to be
performed.

          Notwithstanding the foregoing provisions of this Paragraph 13.B., Tenant shall not be required to obtain Landlord's prior written consent with respect to alterations, improvements or changes which are cosmetic in nature (and are not visible from the exterior of the Premises) or which do not affect the roof, exterior or structural, mechanical, plumbing or electrical elements or systems of the Premises.

               C. Tenant further covenants that if it makes alterations and improvements to the Premises that:

                    1) During the construction period, Landlord or Landlord's agent will have reasonable access to the Premises at their risk to verify that all work is in accordance with approved plans. Tenant shall reimburse Landlord for all reasonable costs incurred for inspection services.

                    2) Within thirty (30) days of completion of construction, Tenant will, if required by applicable law or any Mortgagee (defined below), furnish Landlord copies of a Fire Marshal's Final Inspection Report and a Certificate of Occupancy or use, issued by the local authority having jurisdiction.

                    3) At the end of term of this Lease, at Landlord's sole option, the Tenant shall remove all alterations and improvements and restore the Premises to its prior condition at Tenant's sole cost (ordinary wear and tear excluded).

                    4) All improvements, alterations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Improvements shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord, but subject to the provisions of this Lease, including the provisions of Paragraph 13.C(3) above and Paragraph 24.B. below, provided that all machinery, equipment (other than building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Premises, even if permanently affixed thereof, shall remain the property of Tenant, and Tenant shall be entitled to remove the same or any part thereof at any time during the term of this Lease, but Tenant shall at its expense, repair any and all damage to the Premises resulting from or caused by such removal. The interest of Tenant in any property which is not so removed shall at the end of the time provided for removal thereof vest in Landlord.

               D. Landlord shall have the exclusive right to use all or any part of the roof and exterior walls of the Improvements for any purpose; to make alterations to the Improvements and to build adjoining the same; and to erect and maintain in connection with any construction thereof, temporary scaffolds and other aids to construction on the exterior of the Improvements, provided Landlord shall use commercially reasonable efforts not to interfere unreasonably with Tenant's use of the Premises. Landlord shall have access to the Premises that may be necessary or desirable to perform such work, and Tenant shall not be entitled to any abatement of rent on account thereof.

               E. Notwithstanding anything to the contrary contained in this Lease, at any time Tenant requests Landlord's written consent for an alteration or improvement to the

Premises, the Tenant may specifically request Landlord to advise Tenant, in writing, at such time, whether or not Landlord will, at the expiration or earlier termination of the Lease, require such alteration or such improvement to be removed and Tenant to restore the Premises to its condition prior to the installation thereof. If Tenant makes such specific written request, then Landlord must elect, in writing, whether or not the alteration or improvement must be removed at the expiration or earlier termination of this Lease and such election shall be binding upon Landlord.

               F. All work done by Tenant, or its agents, contractors or employees shall be done in a good and workmanlike manner.

          14. REPAIRS AND MAINTENANCE:

               A. Tenant covenants throughout the term of this Lease, at its expense, to maintain in good order and repair and replace when necessary the Premises, including, but not limited to, all window and door glass therein, interior and exterior, the floor, all interior structural elements, and all building service equipment therein or exclusively serving the Premises including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment, pipes, wires, ducts, fixtures and appliances, except where such items are damaged by Landlord or its agents, employees or contractors (and in the event such items are damaged by Landlord or its agents, employees or contractors, Tenant shall provide Landlord with all insurance proceeds, if any, which are available to Tenant on account of such damage). Tenant further covenants to keep the Premises in a safe, clean and sanitary condition, to provide for the removal of trash and rubbish; and to surrender the Premises at the end of the tern in as good condition as when received except for ordinary wear, tear and use, fire or other unavoidable casualty.

               B. Without limiting Tenant's obligations under Paragraph 14.A. above, Tenant shall, at all times during the term of this Lease, have and keep in force a maintenance contract, in form and with a contractor reasonably satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Exhibit D attached hereto and made a part hereof), and providing for necessary repairs thereto. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord. Tenant shall send to Landlord a copy of this contract within thirty (30) days of the Commencement Date of this Lease, as well as provide Landlord with copies of all service calls and reports within fifteen (15) days after any service call.

               C. Landlord agrees to perform at its expense and in a good and workmanlike manner, maintenance to the exterior structure of the Improvements and roof except when such repairs are necessitated by negligence or intentional or other act of the Tenant or Tenant's agents, servants, contractors, invitees or licensees.

               D. The Tenant covenants and agrees that the Landlord shall not be held responsible for and the Landlord is hereby released and relieved from, and forever saved harmless from, any liability by reason of or resulting from damage or injury to person or property of the Tenant or of anyone else, directly or indirectly caused by

                    (1) dampness or water in any part of the Premises or in any part of any other property of the Landlord or of others and/or

                    (2) any leak or break in any part of the Premises or in any part of any other property of the Landlord or of others or in the pipes of the plumbing or heating works thereof, no matter how caused.

               E. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from the making of any repairs or changes that Landlord is required or permitted by this Lease to make, or by any other tenant's lease or required by law to make in or to any portion of the Premises, Improvements or common areas, but Landlord agrees to act in a commercially reasonable manner when making such repairs or changes.

          15. LIABILITY INSURANCE:

               A. Tenant shall obtain and maintain public liability insurance in form and substance reasonably satisfactory to Landlord or as required by any Mortgagee, from time to time insuring Landlord and if Landlord so elects, any Mortgagee and such other person(s) as required by Landlord, against claims for bodily injury or death or property damage occurring in or about the Premises and on, in or about the adjoining driveways and passageways, with limits as reasonably required by Landlord or as required by any Mortgagee, from time to time, but in no event with combined single limits less than Three Million Dollars ($3,000,000.00) per occurrence, and in the aggregate. Such liability insurance shall, in addition, extend, through contractual liability insurance, to any liability of Tenant arising out of the indemnifications provided in this Lease and shall be subject to the waiver of subrogation specified in this Lease. Such policy of insurance shall provide that notwithstanding any negligent act of Tenant which might otherwise result in its forfeiture, the policy shall not be canceled without at least thirty (30) days written notice to each named insured. A copy of (or, if satisfactory to each Mortgagee, a certificate evidencing) said policy shall be delivered to Landlord, prior to the Commencement Date and as otherwise reasonably required by Landlord or as required by any Mortgagee, and evidence of renewals shall be delivered to Landlord annually and as otherwise reasonably required by Landlord or as required by any Mortgagee. If Tenant is required to supply a copy of said policy, Landlord shall be responsible for the copying costs incurred in obtaining a copy of said policy.

               B. Landlord agrees to maintain commercially reasonable casualty insurance with respect to the Improvements throughout the term of this Lease.

          16. DAMAGE OR DESTRUCTION:

               A. If during the term of this Lease the Premises or the Improvements are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on its business in the Premises, Landlord (at its expense - but in all events subject to the provisions of Paragraph 16.C. below) shall promptly restore the Premises or the Improvements to their condition immediately prior to the casualty and the rent and additional rent shall not be abated.

               B. If during the term of this Lease the Premises are destroyed or so damaged by fire or other casualty that Tenant is prevented from carrying on business in the Premises or if more than twenty percent (20%) of the floor area of the Improvements is destroyed or damaged (whether or not the Premises shall be affected), Landlord shall have the option either to restore the Premises or such other portion of the Improvements to their condition immediately prior to the casualty or to terminate this Lease. Such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the casualty.

               C. If Landlord chooses to restore the Premises, it shall prepare or cause to be prepared a reasonable estimate of the time needed to restore the Premises to their condition immediately prior to the casualty. Such estimate shall accompany the written notice to Tenant. If the time period indicated in the notice exceeds one hundred twenty (120) days, Tenant may terminate this Lease within ten (10) days of receipt of Landlord's notice, provided, however, that termination shall not occur unless Landlord's lender has been given notice and opportunity to cause repairs to be made within a reasonable time. In no event shall Landlord be obligated to expend for any repairs or reconstruction pursuant to this Paragraph 16 an amount in excess of the insurance proceeds, if any, recovered by it and allocable to the damage to the Premises after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to any lender of Landlord. Landlord shall not be responsible to repair or restore any alterations or improvements made by Tenant or any of Tenant's machinery, equipment, trade fixtures, movable partitions, furniture and furnishings.

               D. If the restoration period is less than the period indicated above or if Tenant agrees to a period in excess of one hundred twenty (120) days, then Landlord shall promptly commence such repair work and diligently proceed to complete the same.

               E. Rent shall be equitably abated for any period that the Premises are destroyed or damaged to the extent that Tenant is substantially prevented from carrying on its business in the Premises.

               F. Notwithstanding anything to the contrary contained in this Paragraph 16, in the event that the Premises shall not be substantially restored within one hundred eighty (180) days after Landlord provides the written notice to Tenant described in Paragraph 16.13. above (or, if no such notice is given, after the last date on which such notice could have been given), then Tenant shall have the right, at any time within thirty (30) days after the expiration of such one hundred eighty (180) day period, to terminate this Lease, in which event Landlord shall return any security deposit to Tenant and neither Landlord nor Tenant shall have any further liability to the other in connection with this Lease (except with respect to obligations or liabilities which accrued prior to the date of such termination or which relate to surrender of the Premises).

          17. COMPLIANCE WITH REGULATIONS, ETC.:

          Tenant covenants throughout the term of this Lease at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations, whether now in effect or hereafter promulgated, applicable to the Premises and/or Tenant's use and occupancy of the Premises and with all recorded covenants, conditions, easements, agreements and restrictions that affect the Premises; provided, however, that Tenant shall have the right to contest the applicability and/or validity of any of the above so long as by reason of such action, the Premises or the Improvements would not be in danger of forfeiture or loss and so long as Tenant shall comply with such reasonable conditions as Landlord may stipulate to protect Landlord, the Premises and the Improvements from loss, expense or liability. Notwithstanding anything to the contrary contained in this Paragraph 17, in the event that some aspect of the Premises is not, as of the day prior to the Commencement Date in compliance with the Americans With Disabilities Act of 1990, then Tenant shall not be required to take any action to cause such aspect of the Premises to comply with such Act.

          18. CONDEMNATION:

               A. If during the term of this Lease all or a substantial part of the Premises or the Improvements shall be taken by eminent domain, then at the option of Tenant or Landlord this Lease shall terminate as of, and the rent shall be apportioned to and abate from and after, the date of taking. Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease and no right to participate in any award or damages for such taking (except as set forth in sub-paragraph E hereof) and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this Paragraph 18, "a substantial part of the Premises or the Improvements" shall mean a taking which renders Tenant unable or substantially unable to carry on its business on the Premises in substantially the manner it was carried on prior to such taking.

               B. If during the term of this Lease, less than "a substantial part of the Premises or the Improvements" shall be taken by eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord; provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Premises to substantially the same efficiency as before the taking.

               C. If the whole or any part of the Improvements shall be so taken, then in such event notwithstanding that the Premises in whole or in part is not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required to deliver possession of the part so taken or conveyed. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease.

               D. For the purpose of this Paragraph 18, "taken by eminent domain" or "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

               E. Nothing herein shall be deemed to prevent Tenant from claiming, negotiating and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, improvements upon the Premises constructed at Tenant's sole expense and damages for Tenant's loss of business, business interruption and/or removal and relocation. Should the condemnation be effected without a cancellation of this Lease, there shall be an appropriate reduction in rent commensurate with the area so taken.

          19. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS:

          If Tenant shall fail to perform any agreement, covenant or duty required of it by this Lease or by law, Landlord shall at any time within ten
(10) days after written notice to Tenant (provided, no written notice and/or cure period shall be required in the event of an emergency) have the right (but not the duty) to perform the same, including but not limited to the right to enter the Premises, if necessary, without any liability to Tenant for damage to the Premises or otherwise, to perform the same, but the reasonable cost thereof shall be deemed to be additional rent, and shall give the Landlord the same rights and remedies as though the additional rent were part of the monthly rent due the Landlord under this Lease.

          20. INDEMNIFICATION AND WAIVER OF CLAIM:

               A. Except to the extent the claim results from the negligence or intentional misconduct of Landlord or its agents or employees, Tenant will defend and will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability, and expense (including, but not limited to, reasonable attorney's fees) in connection with the loss of life, bodily injury, or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant or any assignee, subtenant, concessionaire, or licensee of the Premises or the Improvements or occasioned wholly or in part by any act or omission of Tenant or any assignee, subtenant, concessionaire, or licensee or its or their contractors, subcontractors, agents, employees, invitees or other persons on the Premises. Tenant shall also pay all costs, expenses, and reasonable attorney's fees that may be expended or incurred by Landlord in enforcing or defending against the enforcement of the covenants and agreements of this Lease.

               B. Landlord shall not be liable for, and Tenant, in consideration of Landlord's execution of this Lease, hereby releases all claims against Landlord for loss or damage that may be occasioned by or through the acts or omissions of other tenants, their contractors and subcontractors and their agents, employees or invitees, or for loss of life, bodily injury, or damage to property or business sustained by Tenant or any person claiming through Tenant or on the Premises resulting from any fire, accident, occurrence, or any other condition in or upon the Premises or any part thereof including, but not limited to, such claims for loss of life, bodily injury, or damage resulting from (a) any defect in or failure of plumbing or plumbing fixtures, heating equipment, electrical wiring or installation thereof, water pipes, stairs, elevators, railings, or walks; (b) any equipment or appurtenances being out of repair; (c) the bursting, leaking, or running of any tank, washstand, water closet, waste pipe, drain, or any other pipe or tank in, upon, or about the Premises; (d) the backing up of any sewer pipe; (e) the escape of steam or hot water; (f) water, snow, or ice being upon or coming through the roof or any other place upon or near the Premises or the Improvements or otherwise; (g) the falling of any fixture, plaster, brick, mortar, or stucco; (h) broken glass; and (i) any act or omission of other tenants or other occupants of the Premises.

               C. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant do mutually each release and discharge the other, and all persons against whom their insurance company or companies would have a right or claim by virtue of subrogation, of and from all suits, claims, and demands whatsoever, for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby or its contractors, subcontractors, agents, or employees, so long as and to the extent that such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was expressly required to be so covered under this Lease. Each party further agrees that each will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation by causing such policies to contain a clause in substantially the following form:

               It is hereby stipulated that this insurance shall not be invalidated should the insured or any of them waive in writing prior to a loss any or all right of recovery against any person or entity for loss occurring to the property described herein.

               D. The provisions of this Paragraph 20 shall survive the termination or earlier expiration of the Term of this Lease.

          21. DEFAULT PROVISIONS: Tenant shall have breached this Lease and shall be considered in default hereunder if:

                    (1) Tenant fails to pay any installment of Basic Rental or additional rent when due and payable and such failure continues for five (5) days after notice thereof is sent to Tenant;

                    (2) Tenant fails to perform any of the other covenants or conditions of this Lease on the part of Tenant to be performed (other than those described elsewhere in this Paragraph 21) and such failure continues for fifteen
(15) days after notice thereof is sent to Tenant provided, however, if such failure is of such a nature that it cannot be cured within fifteen (15) days, then Tenant shall not have breached this Lease and shall not be considered in default hereunder so long as Tenant commences cure within such fifteen (15) day period and thereafter continuously and diligently pursues cure and attempts to complete cure as promptly as possible;

                    (3) Tenant makes an assignment for the benefit of its creditors or any guarantor of Tenant's obligations under this Lease (a "Guarantor") makes an assignment for the benefit of such Guarantor's creditors;

                    (4) a receiver or trustee is appointed for all or part of the property of Tenant or any Guarantor, provided, however, if such receiver or trustee is appointed on the motion of a party other than Tenant or such Guarantor, then Tenant shall not have breached this Lease and shall not be considered in default hereunder so long as such receiver or trustee is dismissed within sixty (60) days of the date of its appointment;

                    (5) Tenant or any Guarantor files a petition in bankruptcy;

                    (6) there is filed against Tenant or any Guarantor a petition in bankruptcy or for its reorganization or for an arrangement under any bankruptcy law or other law and the same is not dismissed within sixty (60) days after the date filed;

                    (7) Tenant or any Guarantor becomes insolvent;

                    (8) the Premises shall be abandoned, deserted or become vacant, unless Tenant shall have first given Landlord not less than thirty (30) days prior written notice, specifying the date upon which Tenant intends to abandon, desert or vacate the Premises; or

                    (9) Any final or interlocutory lien is established against the Premises or Tenant's interest in this Lease or any lien or levy is established or made against any of Tenant's property or assets and the same is not discharged or bonded within ten (10) days after the date it is established.

          22. REMEDIES OF LANDLORD:

               A. In the event of a breach (beyond applicable grace or cure periods) of this Lease as set forth in Paragraph 21 above, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) to re-enter the Premises to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant's property at the Premises, (ii) to store Tenant's property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord's being deemed guilty of trespass or becoming liable for any loss or damage which may occur on Tenant's property, and (iii) upon ten (10) days' written notice to Tenant, which the parties agree is commercially reasonable, to sell at public or private sale any or all of said property, whether exempt or not from sale under execution or attachment, with the proceeds of sale to be applied: first, to the costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorneys' fees); and second, to the payment of any sum due hereunder to Landlord (including rent, charges, and damages, both theretofore and thereafter accruing); and, third, any surplus to Tenant or the person otherwise entitled thereto.

               B. Further, upon the occurrence of any such breach (beyond applicable grace or cure periods), Landlord, in addition to any other remedies it may have at law, in equity, by statute, or under any other provision of this Lease, shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder, by giving to Tenant not less than five
(5) days' advance written notice of Landlord's election to cancel and to terminate this Lease. Upon the expiration of the time fixed in the notice of termination, this Lease and the balance of the term of this Lease then remaining, as well as all of the right, title, and interest of Tenant under this Lease, shall expire in the same manner and with the same force and effect (except for the Tenant's liability as hereinafter set forth) as if the expiration of the time fixed in the notice of termination were the date upon which the term of this Lease would normally have expired. Tenant shall then immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may enter upon the Premises by summary proceedings or otherwise. In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Property is located and of the Public General Laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant's liability for damages under the provisions of this Paragraph 22. Tenant hereby forever waives and relinquishes
(i) any and all rights of redemption or reinstatement now or hereafter existing at law or in equity or provided by statute, and (ii) any right to bring a counterclaim in any action brought by Landlord for nonpayment of rent or any other summary proceedings thereon or in any action for recovery of the Premises. Landlord agrees that if Tenant fails to bring a counterclaim in any action brought by Landlord for nonpayment of rent, or any other summary proceedings thereon, or in any action for recovery of the Premises, Landlord shall not thereafter assert a defense based upon res adjudicata or collateral estoppel, with respect to any such counterclaim or the elements thereof, which was not brought by Tenant on account of its compliance with the provisions of the preceding sentence.

               C. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of subpart A or B of this Paragraph 22, or (ii) if this Lease is otherwise terminated by reason of Tenant's default, or (iii) if Landlord retakes possession with or without process of law and/or re-enters with or without a declaration of termination, or
(iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises (whether once or more than once during the remainder of the term of this Lease, and upon such conditions as are satisfactory to Landlord) that Tenant shall, nevertheless, in each instance, remain liable for the performance of any covenant of this Lease then in default and for all rent and all other charges and damages that may be due or sustained before and after the date of default and/or termination, together with the cost of seizure and repossession of the Premises and attorney's fees incurred by Landlord as a result of the breach of this Lease.

               D. In any of the events described above, Tenant agrees that it will remain liable to Landlord for liquidated damages to be calculated and paid, at Landlord's option, in either of the following ways:

                    (i) the rent that, but for the termination of this Lease, would have become due during the remainder of the term of this Lease, less the amount or amounts of rent, if any, that Landlord shall receive during such period from others to whom the Premises may be rented net of all costs and expenses incurred by Landlord in connection with Tenant's default, including, but not limited to, the cost to repair, restore, renovate, or decorate the Premises for a new tenant, attorney's fees, real estate commissions, the cost of any legal actions brought against Tenant, in which case liquidated damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of this Lease and shall continue until the date on which the term of this Lease would have expired but for such termination; or

                    (ii) the rent that, but for the termination of this Lease, would have become due during the remainder of the term of this Lease, less the fair rental value of the Premises, as determined by an independent real estate appraiser selected by Landlord. Such amount shall then be discounted to present value at a rate of interest equal to the then applicable Federal Funds Rate announced from time to time by the Federal Reserve Bank facility nearest the Premises. Such liquidated damages shall be payable to Landlord in one lump sum, on demand, and shall bear interest at the rate specified in Paragraph 4 hereof until paid. In no event shall Landlord be required to account to Tenant for any amounts by which the fair rental value shall have exceeded the stipulated rent at the time of such termination.

               E. Suit or suits for the recovery of such deficiency or damages or for a sum equal to any installment of rent and other charges payable hereunder may be brought by Landlord from time to time, at Landlord's election. Nothing herein contained shall be deemed to require Landlord to await the date when this Lease or the term of this Lease would have normally expired had there been no such default by Tenant or no such termination by Landlord, nor shall Landlord be barred by any claim involving a statute of limitations or other defense should Landlord delay in filing suit.

               F. In connection with any reletting(s) of the Premises, Landlord shall have the absolute right, without such action's being or being deemed to be a surrender of its rights or as a termination of this Lease or as a release of the Tenant's liability hereunder for the balance of the term of this Lease to let or relet the Premises for a longer or shorter term than that remaining after Tenant's default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises.

               G. No entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant's liability hereunder, even if there is no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease, or any other termination based upon Tenant's default.

               H. No payment received by Landlord from Tenant after re-entry or the termination of this Lease in any manner shall reinstate, continue, or extend the term of this Lease or affect any notice theretofore given to Tenant by Landlord or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings, or other remedy.

               I. In the event Tenant fails to vacate the Premises at any time after termination of this Lease as provided above, Tenant shall pay one and one-half (1 1/2) times the annual rent and additional rent for such holdover period.

               J. Nothing in this Paragraph 22 shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Paragraph 22, an amount equal to the maximum allowed by any statute or rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of liquidated damages computed under this Paragraph 22.

               K. Notwithstanding anything to the contrary contained in this Paragraph 22, in the event Tenant defaults (beyond applicable grace or cure periods) under this Lease and vacates the Premises and removes all of its property therefrom and otherwise returns the Premises to Landlord in the condition which the Premises are required to be returned to Landlord at the expiration of the term of this Lease and notifies Landlord, in writing, of Tenant's desire that Landlord re-let the Premises, then Landlord will agree to exercise commercially reasonable efforts to re-rent the Premises, provided, however, that in no event shall Landlord be required to exert any efforts whatsoever to re-rent the Premises at any time or times that Landlord is attempting to lease any other space in the Improvements.

          23. RELOCATION: Intentionally omitted.

          24. SURRENDER OF PREMISES:

               A. At the expiration or earlier termination of the term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises was upon the commencement of this Lease, except ordinary wear and tear, fire or other unavoidable casualty.

               B. If Landlord elects to require that alterations, installations, changes, replacements, additions or improvements made by Tenant to the Premises be removed at the termination of this Lease, Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Tenant fails to remove the same, Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the reasonable cost of such removal together with all and any damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. At Landlord's election, any or all of the alterations, installations, changes, replacements, additions to, or improvements made by Tenant upon the Premises shall remain at the termination of this Lease and not be removed. Tenant shall surrender to Landlord all keys for the Premises at the place then fixed for the payment of rent and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any, in the Premises. Tenant's obligation to observe and perform the covenants set forth in this Paragraph 24 shall survive the expiration or earlier termination of this Lease.

               C. At the expiration or earlier termination of this Lease, Tenant shall immediately remove all property that it owns and is permitted to remove from the Premises under the provisions of this Lease, and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage), and Tenant hereby agrees to pay all costs and expenses incurred thereby, including sums paid to store the property elsewhere and the cost of any repairs to the Premises caused by the removal of the property, or (ii) upon ten (10) days' written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment, with the proceeds to be applied as set forth in Paragraph 22.A., or (iii) at Landlord's option, title shall pass to Landlord.

          25. RIGHT TO ASSIGN AND SUBLEASE:

               A. Tenant shall not make or permit an Assignment (defined below) of this Lease or of the Premises or any interest of Tenant herein or therein, in whole or in part, by operation of law or otherwise, without first obtaining in each and every instance the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. No less than fifteen
(15) days prior to the effective date of a proposed Assignment, Tenant shall offer to reconvey to Landlord, as of the effective date, that portion of the Premises which is the subject of the proposed Assignment, which offer shall contain an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all fixture Basic Rental and other obligations under this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within fifteen (15) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the fifteen (15) day period, Landlord shall be deemed to have rejected the offer; however, no such rejection by Landlord shall be deemed to be a consent to an Assignment. As used in this Lease, "Assignment" shall mean any assignment, transfer, mortgage or encumbrance, whether voluntary, involuntary or by operation of law, in whole or in part, of Tenant's interest in this Lease, any sublease or license by Tenant of all or part of the space in the Premises, or any agreement by Tenant giving any other person the right to use all or any part of the Premises or any other event deemed an Assignment elsewhere in this Lease.

               B. Any consent by Landlord to an Assignment shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent Assignment, including, but not limited to, a subsequent Assignment by any trustee, receiver, liquidator, or personal representative of Tenant.

               C. If this Lease or any interest herein be assigned in whole or in part or if the Premises or any part thereof be sublet, used, or occupied by anyone other than Tenant without Landlord's prior written consent having been obtained thereto, Landlord may nevertheless collect rent (including additional rent) from the assignee, sublessee, user, or occupant and apply the net amount collected to the rents herein reserved. Furthermore, in the event of any Assignment of this Lease or of the Premises or any interest of Tenant herein or therein, in whole or in part, by operation of law or otherwise, Tenant shall pay to Landlord monthly, as additional rent, fifty percent (50%) of the excess of the net consideration received during such month for such Assignment (whether or not denoted as rent) over the Basic Rental reserved for such month in this Lease applicable to the portion of the Premises or of this Lease so assigned, sublet, or occupied. In determining "net consideration", there shall be deducted from the consideration received by Tenant during such month customary leasing commissions paid to unrelated third parties by Tenant in connection with such Assignment, reasonable concessions to unrelated third parties granted by Tenant in connection with such Assignment, and any other reasonable out-of-pocket expenses of Tenant paid to unrelated third parties in connection with such Assignment. No such Assignment or collection shall be deemed a waiver of the covenant herein against Assignment by others, or the acceptance of the assignee, subtenant, user, or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease. If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others, after having obtained

Landlord's prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner.

               D. If Tenant is a corporation and if at any time during the Term of this Lease any part or all of the corporate shares of Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of Tenant or of such parent corporation by the person or persons owning or controlling a majority of the shares of Tenant or of such parent corporation on the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and such change in voting control shall constitute an Assignment of this Lease for all purposes of this Lease; provided, however, that this provision shall not apply in the event that as of the date of this Lease over fifty percent (50%) of the voting power of the Tenant corporation or of such parent corporation is held by fifty (50) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public distribution of securities. The foregoing provisions of this Paragraph 25.D., shall be of no force or effect while the stock of Tenant is publicly traded and Tenant is listed on a national stock exchange.

               E. If Tenant is a partnership and if at any time during the Term of this Lease any person or entity which at the time of the execution of this Lease owns a general partner's interest ceases to own such general partner's interest, such cessation of ownership shall constitute an Assignment of this Lease for all purposes of this Lease, and Tenant shall promptly notify Landlord in writing of such change.

          26. INSPECTION BY LANDLORD. ETC.:

               A. Landlord and its contractors and subcontractors, and its or their agents and employees may at all reasonable times during the term of this Lease enter to inspect the Premises and/or may show the Premises and Improvements to others, provided that, except in the event of an emergency, such entrance is with the prior notice to Tenant. Landlord shall also have the right to display the customary "For Sale" and, during the last one hundred eighty
(180) days of the term, "For Rent" signs on the Premises.

               B. Landlord also reserves the right, after notice of intention to so enter (except that in the event of an emergency, no notice shall be required), to enter the Premises at any time and from time to time to make such repairs, additions, or alterations or remedy any contamination as it may deem necessary for the safety, improvements, preservation, or condition thereof, or of the Improvements, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall in no event be liable for any inconvenience, disturbance, loss of business, or other damage to Tenant by reason of the performance by Landlord of any work in, upon, above, under, or outside the Premises. If during the last month of the term, Tenant has vacated the Premises and removed all or substantially all of its personal property, Landlord may immediately enter and alter, renovate, and redecorate the Premises. The exercise of any such reserved right by Landlord shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person, nor shall the same constitute any grounds for an abatement of rent hereunder.

               C. Whenever Landlord enters the Premises pursuant to the provisions of this Paragraph 26, Landlord shall use commercially reasonable efforts, under the circumstances, not to unduly interfere with or interrupt Tenant's activities on or about the Premises.

          27. ASSIGNMENT OF LANDLORD'S INTEREST:

          If Landlord should ever assign this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after written notice of such assignment and upon written demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee (from and after the time Tenant is furnished in writing with such assignee's address) and furnish such evidence of insurance coverages required hereunder as the lender may reasonably require so as to protect the assignee's interest as it may appear and furnish such assurances to the assignee.

          28. SUBORDINATION:

          This Lease shall be subject and subordinate to the lien of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part irrespective of the time of execution or the time of recording of any such mortgage or mortgages, provided, however, with respect to mortgages which are recorded among the Land Records after the date of this Lease, the foregoing subordination shall be effective only if the holder of the beneficial interest in such mortgage agrees that, as long as Tenant is not in default beyond any applicable grace or cure period in the payment of rent or in the performance of any of the other terms or conditions of the Lease, and so long as Tenant executes such holder's standard Subordination, Non-Disturbance and Attornment Agreement, Tenant's possession of the Premises will not be disturbed by such holder following acquisition of title to the Improvements (a) by the holder of such beneficial interest or the purchaser at a foreclosure sale pursuant to any action or proceeding to foreclose such mortgage, or (b) by the holder of such beneficial interest, pursuant to acceptance of a deed in lieu of foreclosure. Additionally, upon Tenant's written request, Landlord agrees to request any Mortgagee, having an interest in a mortgage which is a lien on the Premises as of the date of this Lease, to enter into such Mortgagee's standard Subordination, Non-Disturbance and Attornment Agreement with Tenant (provided, however, Landlord shall have no liability to Tenant and none of Tenant's obligations under this Lease shall in any way be diminished if such Mortgagee shall refuse to do so). The word "mortgage" as used in this Lease includes mortgages, deeds of trust or other similar instruments and modifications, extensions, renewals and replacements thereof and any and all advances thereunder.

          29. ATTORNMENT:

          In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request of any purchaser to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

          30. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT:

          The Tenant shall, within ten (10) days after at the request of the Landlord or the holder of any mortgage (herein referred to as "Mortgagee"), from time to time execute, acknowledge and deliver such further instrument or instruments to, among other things, confirm the agreements contained in Paragraphs 28 and 29 above, including, but not limited to an instrument substantially in the form attached hereto as Exhibit E. Notwithstanding the foregoing, the provisions of Paragraphs 28 and 29 shall be self-operative and no further instrument shall be required to implement them.

          31. MORTGAGEE PROTECTION CLAUSE:

          Tenant agrees to give any Mortgagees, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default, then the Mortgagees shall have thirty (30) days from the date of receiving notice within which to cure such default or if such default cannot be cured by such Mortgagee within that time, then such additional time as may be reasonably necessary if within such thirty (30) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

          32. TENANT HOLDING OVER:

               A. In the event that Tenant holds over at the expiration of the original term of this Lease or at the earlier termination thereof, Landlord shall be entitled to all the remedies now or hereafter provided by the current or future ordinances and public local laws of the City or County where the Premises are located and the public general laws of the State of Maryland relating to the speedy recovery of possession of lands and damages for wrongful detention.

               B. Any holding over after the expiration of the term hereof, without the written consent of Landlord shall be construed to be a tenancy from month to month at one and one-half (1-1/2) times the monthly rent hereinbefore specified, and shall otherwise be on the terms and conditions hereinbefore specified. Such tenancy from month to month shall continue until either party shall give at least thirty (30) days notice in writing to the other terminating such tenancy.

          33. UTILITY LINES AND FACILITIES:

               Landlord reserves the right to place (or permit any other tenant in the Improvements so to place) in, over, below and upon the Premises (in such manner as to not unreasonably interfere with Tenant's use, occupancy or enjoyment of the Premises), utility lines, conduits, pipes, tunneling and the like to service the Premises and any other premises in the Improvements and to use, replace, repair and maintain (or permit any other tenant so to do) such utility lines, conduits, pipes, tunneling and the like, in, over, below and upon the Premises in such manner as will not unreasonably interfere with Tenant's use, occupancy or enjoyment thereof, provided that Landlord shall use reasonable efforts to see that such work does not unreasonably interfere with the ongoing business and operations of Tenant, that such work shall be done expeditiously and in a good and workmanlike manner, and further that the Premises shall, upon conclusion of the work, be promptly restored to substantially the same conditions as they were prior to the commencement of the work.

          34. HAZARDOUS MATERIALS:

               A. Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business.

               B. Any Hazardous Material permitted on the Premises as provided in Paragraph 34.A. above, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all Federal, state and local laws or regulations applicable to any such Hazardous Material.

               C. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by Landlord, or as determined by any governmental authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Improvements or any other real or personal property.

               D. At the commencement of each calendar year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming calendar year. In addition, at the commencement of each calendar year during the terms of this Lease, beginning with the second lease year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials were not previously identified to Landlord at the commencement of the previous calendar year.

               E. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their by-products"; and (d) any substance which is or becomes regulated by any Federal, State or local governmental authority.

               F. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of Paragraph 34.B. above and shall deliver to Landlord immediately after receipt by Tenant from time to time copies of any correspondence or any written documents sent to Tenant by (and from Tenant to) any Federal, State and local authorities, agencies, or bodies relating to Hazardous Materials at or on the Premises. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to Hazardous Material; and/or (d) any violation of any laws applicable thereto. Notwithstanding anything to the contrary contained in this Paragraph 34.F., Tenant shall not be required to indemnify Landlord with respect to any Hazardous Material which was on the Premises prior to the date of this Lease, unless Tenant handles or disposes of such Hazardous Material in a negligent manner or in violation of applicable law. The provisions of this Paragraph 34.F shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of this Lease.

          35. SPRINKLER:

          Landlord represents a wet sprinkler system has been installed in the Premises, which is designed to meet NFPA Ordinary Group Three System. Any additional sprinkler work, I.E., in rack sprinklers, additional heads, etc., required to meet any other standards or county requirements to satisfy Tenant's material or use classification, shall be at the sole cost and expense of the Tenant.

          36. SIGNS:

               Tenant shall not place any signs on the exterior of the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to the Junction Business Park only, the Rules and Regulations in Rider #1 to Lease Agreement shall apply to Tenant and the Premises.

          37. ACCORD AND SATISFACTION, ETC.:

               No payment by Tenant or receipt by Landlord of a lesser amount than any payment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity. It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature under this Lease, and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action, for the recovery of said sum or sums so omitted, and the

Tenant agrees that it will not in any suit or suits brought on this Lease for a matured sum for which judgment has not previously been received, plead, rely on or urge as a bar to said suit or suits, the defenses of res adjudicata, former recovery extinguishment, merger, election of remedies or other similar defense.

          38. BROKERAGE COMMISSION:

               Each of Tenant and Landlord represents and warrants to the other that it has had no dealings, negotiations, or consultations with respect to the Premises, the Improvements, or this transaction with any real estate agent, broker, or finder other than Ryan Commercial Real Estate Services and Colliers Pinkard (collectively, the "Broker") and that no real estate agent, broker, or finder, other than Broker, called the Premises or any other space in the Improvements to Tenant's attention for lease. In the event that either party has breached the foregoing representation or warranty, the breaching party will be responsible for and will defend, indemnify, and save the other party harmless from and against all costs, fees (including, without limitation, reasonable attorneys' fees), expenses, liabilities, and claims incurred or suffered by the other party as a result of or related to such breach.

          39. CUMULATIVE REMEDIES:

               Any and all remedies available to Landlord for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord shall be entitled to pursue any of the rights enumerated in this Lease or remedies authorized by law or available in equity, or all of the foregoing. In the event of any litigation arising out of or in connection with this Lease, the party that does not prevail in any such litigation shall pay the reasonable attorneys' fees and the court costs of the party that does prevail in such litigation, through all appeals.

          40. NOTICES:

               All notices to Tenant under this Lease shall be conclusively presumed to have been delivered, one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Tenant, at Earthshell Corporation, Attn: President, 111 South Calvert Street, Baltimore, Maryland 21202 with a copy to Kevin L. Shepherd, Esquire, Venable, Baetjer & Howard, LLP, 1800 Mercantile Bank & Trust Building, Two Hopkins Plaza, Baltimore, Maryland 21201-2978, or to such other address as Tenant may in writing from time to time designate. All notices to Landlord hereunder shall be conclusively presumed to have been delivered one (1) business day after mailing by United States mail, first class, certified, and postage prepaid, addressed to Landlord, c/o Emory Hill Management Co., 92 Read's Way, Suite 100, New Castle, Delaware 19720 or to such other address as Landlord may in writing from time to time designate.

          41. REVIEW OF LEASE:

               Tenant and Landlord hereby acknowledge that the terms of this Lease must be reviewed and .approved by Landlord's lender, which approval is conclusively presumed unless Landlord shall notify Tenant in writing or by facsimile within five (5) business days of the date a fully signed copy of this Lease is received by Landlord, that the approval was not granted. In the event of rejection by Landlord's lender this Lease shall be deemed null and void, Tenant shall have no right to terminate this Lease on account of this Paragraph.

          42. TENANT ESTOPPEL CERTIFICATE:

               From time to time during the term of this Lease Tenant agrees to submit to Landlord and/or to any Mortgagee, within ten (10) business days following written demand therefor, a certificate substantially in the form attached hereto as Exhibit E. The failure of Tenant to execute, acknowledge, and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions of this Paragraph 42 within the period set forth herein shall constitute an acknowledgment by Tenant that may be relied upon by any person holding or intending to acquire any interest whatsoever in the Premises or the Improvements, that this Lease has not been assigned, amended, changed, or modified, is in full force and effect, and that the rent has been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement. Such failure shall also constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord that may exist prior to the date of the written request and of such other matters as recited in such statement.

          43. CONDITION OF TITLE AND PREMISES:

               Tenant agrees that the Premises and the Improvements, the title thereto, all encumbrances thereon, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface or subsurface conditions thereof, the presence of any Hazardous Material therein or thereon, and the permitted usage and restrictions on the uses thereof, have been examined by, and/or are known to Tenant, and the Tenant accepts the Premises and the balance of the same without representation, warranty or covenant, express or implied, in fact or in law, except to the extent otherwise expressly set forth in this Lease. Landlord represents that as of April 13, 1999, the zoning designation of the Premises was M-2.

          44. MISCELLANEOUS:

               The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease. Time is of the essence in all provisions of this Lease. This Lease contains the entire agreement between the parties and all agreements relating to this Lease and the Premises have been integrated herein. This Lease cannot be changed or modified except by a written instrument signed by the parties hereto. If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in fill force and effect. This Lease shall be governed by, construed under and enforced under the laws of the State of Maryland. Except as hereinabove expressly otherwise provided, this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective personal representatives, heirs, successors and assigns. Reference in this Lease to the term "person" shall include a corporation, partnership, limited liability company, trust, governmental body and other legal entity. Whenever Tenant is required by this Lease to defend or indemnify

Landlord, Tenant shall also be required to defend and indemnify each principal, partner or member of Landlord and Landlord's management company. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one (1) and the same instrument. Transmission by facsimile of an executed counterpart copy of this Lease shall be deemed to be effective delivery of such counterpart copy for all purposes.

          45. NON-WAIVER OF FUTURE ENFORCEMENT:

               It is agreed that the failure of any party to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the fixture of such covenant or right, but the same shall remain in fill force and effect, unless the contrary is expressed in writing by such party.

          46. RIGHTS OF AND CLAIMS AGAINST LANDLORD:

               A. Landlord may transfer all or part of its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time. If Landlord transfers its estate in the Premises, or if Landlord further leases the Premises subject to this Lease, then Landlord shall be relieved of all obligations of "Landlord" thereafter arising expressed in this Lease or implied by law. Landlord and its successors shall be relieved of their obligation to refund the security deposit and other similar finds to Tenant that they have received from Tenant or a predecessor Landlord to the extent they transfer such amounts to their respective transferees.

               B. If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Premises, or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Improvements and not out of any other assets of Landlord, any of its shareholders, members or partners, or its or their successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord's estate.

          47. RULES AND REGULATIONS:

               Landlord reserves the right, from time to time, to adopt and promulgate reasonable rules and regulations applicable to the Premises and Tenant agrees to be bound thereby. Notices of such rules and regulations shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, so long as the rule or regulation in question is enforced to substantially the same extent with respect to all other tenants of the Improvements. A breach of any of such rules and regulations shall be deemed a breach of this Lease, if not cured within the period specified in Paragraph 21 of this Lease.

          48. WAIVER OF TRIAL BY JURY:

               Landlord and Tenant hereby knowingly and voluntarily waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease or the Premises.

          49. RIDERS:

               Attached hereto and incorporated into this Lease are Riders numbered 1 through 3.

               AS WITNESS the hands and seals of the parties hereto the date first above written.


                                      CHIPPEWA LIMITED PARTNERSHIP
ATTEST/WITNESS:                       Landlord

                                      By: Emory Holdings II Limited
                                          Partnership, its General Partner

/s/   [Illegible]                          By: /s/ R. Clayton Emory  (SEAL)
   -----------------------------               ------------------------------
                                               R. Clayton Emory, General Partner



                                      EARTHSHELL CORPORATION
                                      Tenant


/s/   William F. Spengler                  By: /s/ Michael M. Hagerty (SEAL)
   -----------------------------               ------------------------------
                                               Michael M. Hagerty
                                           Name:    Michael M. Hagerty
                                           Title:   VP & CTO

                           RIDER #1 TO LEASE AGREEMENT

                             JUNCTION BUSINESS PARK

                              RULES AND REGULATIONS

1.       SIGNAGE:

PERMANENT SIGNAGE: Exterior signage in Junction Business Park shall be for identification only and may not be treated as an advertising device. Signage text is limited to company name and/or logo. All signs must be submitted to Landlord for approval (which shall not be unreasonably withheld) prior to installation.

         A.       PERMITTED SIGN LOCATIONS

         Single Tenant Building: Unless otherwise noted in site specific criteria, each single tenant building will be permitted one free standing sign at a point near the building entrance, and one building mounted sign.

         Multi-Tenant Building: Unless otherwise noted in site specific criteria, each multi-tenant building will have one free-standing sign with the building or address only at a point near the building entrance, and a building mounted tenant identification system.

         B.       PERMITTED SIGN TYPES

         Free Standing Sign: Maximum size is limited to 24 square feet.  Maximum height is four feet above grade.

Sign shall be substantial and constructed of durable materials (wood signs will not be allowed). Sign illumination, if desired, must be internal with translucent letters and an opaque background. Sign must be mounted on a substantial base.

         C.       BUILDING MOUNTED SIGN

Sign location on building must be compatible with the architectural design of the building. No signs may extend above the roof or parapet line of the building. Building mounted signs must be individual metal pinned-off letters. Maximum letter size is 30". The scale of the building shall determine the permitted letter size. The pinned-off letters shall have a return or depth in proportion to their size (I.E., a 6" smaller letter shall have a minimum 1" return, and maximum return, required will be 4" for the 30" letter. Illumination, if desired, may be internal through a translucent letter face or opaque letters projected lightly off the wall and back lit from a source concealed within the letter.

         D.       PERMITTED SIGN COLORS

Color for signs shall be limited to one color for the background. Where an additional color is necessary because it is a part of the firm's logo, this will be considered.

The background color MUST be darker than the message and graphics.

         E.       PROHIBITED SIGNS INCLUDE THE FOLLOWING:

1. No sign may be erected which does not have the written approval of Emory Hill (which approval shall not be unreasonably withheld). No sign may be erected without the necessary Howard County approvals. No flashing or moving signs will be permitted. No exposed neon or other exposed light source will be permitted. No signs using vacuum formed plastic letters will be permitted. No signs using applied wood letters will be permitted. No permanent building identification signs will be permitted where letters are painted in the sign face and do not project.

2. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld) and including approval by the Landlord (which approval shall not be unreasonably withheld) of the quality, type, design, color and manner attached.

3. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any additional electrical wiring shall be done by Landlord's electrician or supervised by such electrician, and Tenant shall bear the expense of such additional materials and installation.

4. The Tenant shall not do or permit to be done in or about the Premises or the Improvements anything which shall increase the rate of insurance on the Improvements or its property, or obstruct or interfere with the rights of other tenants of Landlord, including but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Premises for sleeping, lodging, or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffee maker. No part of the Improvements or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold or used in the Improvements or the Premises without prior written consent of the Landlord. No area outside of the Premises shall be used for storage purposes at any time.

5. No birds or animals of any kind shall be brought into the Improvements or kept in or about the Premises.

6. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Improvements shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors, or skylights that reflect or admit light into the Improvements shall be covered or obstructed by Tenant. Toilets, wash basins, and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing substances shall be thrown therein. Any damages resulting to them, or to heating apparatus, from misuse, by Tenant or its employees, shall be borne by Tenant.

7. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of this Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

8. Intentionally omitted.

9. Tenant shall not cause or permit any unusual or objectionable gases, liquids or odors to be produced upon or permeate from the Improvements, and no flammable, combustible or explosive fluid, chemical or substances except gas and electricity for lighting the Premises shall be brought into the Improvements.

10. Intentionally omitted.

11. Intentionally omitted.

12. Except as otherwise expressly permitted by the Lease, no painting shall be done, nor shall any alterations be made, to any part of the Improvements by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord (such consent not to be unreasonably withheld). All glass, locks and trimmings in or upon the doors and windows of the Improvements shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Improvements, the woodwork or the walls of the Premises, nor carry upon the Premises any unreasonably noisy business.

13. Tenant and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the lot on which the Improvements are located. Landlord in all cases retains the power to designate "no parking" zones, traffic right-of-ways, and general parking area procedures.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Improvements.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Improvements.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

17. Landlord reserves the right to make such other reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Improvements, and for the preservation of good order therein.

ATTEST/WITNESS:                 CHIPPEWA LIMITED PARTNERSHIP
                                Landlord

                                By:     Emory Holdings II Limited
                                        Partnership, its General Partner


/s/     [Illegible]                     By:/s/ R. Clayton Emory  (SEAL)
------------------------------             ----------------------------------
                                            R. Clayton Emory, General Partner


                                EARTHSHELL CORPORATION
                                Tenant


/s/     William F. Spengler             By:/s/ Michael M. Hagerty  (SEAL)
   ---------------------------             ----------------------------------
                                            Michael M. Hagerty
                                        Name:    Michael M. Hagerty
                                        Title:   VP & CTO

                                                                        (Market)

                           RIDER #2 TO LEASE AGREEMENT

                                 OPTION TO RENEW

         THIS RIDER is attached to and forms apart of a certain Lease dated July 2nd, 1999 between CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called "Landlord"), and EARTHSHELL CORPORATION, a Delaware corporation (hereinafter called "Tenant").

         Tenant shall have the Option to Renew the Lease for one (1) additional five (5) year term upon giving written notice of intention to renew to Landlord not less than one hundred eighty (180) days prior to the expiration of the initial term of the Lease. In order to be effective, any such written notice must advise Landlord of Landlord's obligation, described in below in this Rider, to make an initial determination of the "Market Rate" for the renewal term. All terms and conditions of the Lease shall remain in full force and effect during the renewal term, except that there shall be no further rights of renewal and the Basic Rental for the renewal term shall be ninety percent (90%) of the "Market Rate," as defined below, effective the first day of the renewal term.

         The following procedure shall be used to determine the Market Rate, for the renewal term. Not less than one hundred fifty (150) days prior to the commencement of the renewal term, Landlord shall send to Tenant a written notice specifying its determination of the Market Rate. Within twenty (20) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such Market Rate; provided, however, that in the event that Tenant fails to respond within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord's determination of the Market Rate.

         In the event that Tenant challenges Landlord's determination of the Market Rate and Landlord and Tenant are not able to agree on such Market Rate within fifteen (15) days (hereinafter referred to as the "Negotiation Period") after Landlord receives Tenant's initial rejection of Landlord's determination of such Market Rate, then Landlord and Tenant shall each, within ten (10) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be an MAI-certified real estate appraiser with at least five (5) years' experience in the Columbia, Maryland market who shall determine the Market Rate in accordance with this paragraph. The appraisers shall be instructed to complete the appraisal procedure independently and to submit their written determinations to Landlord and Tenant within thirty (30) days after their appointment.

         In the event that the higher determination of the Market Rate submitted by one of the appraisers is equal to or less than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the Market Rate shall be the average of such determinations. If the determination of the Market Rate submitted by one of the appraisers is greater than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the appraisers shall, within five (5) days of notice from either

Landlord or Tenant, appoint a third appraiser with similar qualifications to make a determination of the Market Rate. The third appraiser shall be instructed to complete the appraisal procedure and to subnut a written determination of the Market Rate to Landlord and Tenant within thirty (30) days after such appraiser's appointment.

         The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Market Rate unless two determinations are the same, in which event the Market Rate shall be such amount. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant. "Market Rate" shall mean what a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as the Basic Rental, given the other provisions of the Lease which remain applicable to the parties. Notwithstanding anything to the contrary contained in this Rider, in no event shall the Basic Rental for the renewal term be less than the Basic Rental for the last full year of the initial term of the Lease. In the event the Market Rate has not been determined by the commencement of the renewal term, Tenant shall pay Basic Rental equal to one hundred twenty percent (120%) of the Basic Rental in effect during the last full year of the initial term of this Lease, until the Market Rate is determined and promptly after such determination, the parties shall make an appropriate adjustment to reconcile any overpayments or under payments of Basic Rental made prior to the determination of the Market Rate.

         The Option to Renew granted to Tenant in this Lease is personal to Tenant (or an affiliate of Tenant), and may not be exercised or be assigned by or to any person or entity other than Tenant (or an affiliate of Tenant), without the prior written consent of Landlord, which shall not be unreasonably withheld. The Option to Renew does not extend to any subtenant.

         At the Landlord's election, the foregoing Option to Renew may not be exercised and will not be effective if, either at the time of the exercise or at the time the renewal term is to commence, the Tenant is in default of any of its obligations under the Lease, beyond any applicable grace or cure period.

         AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS:                 CHIPPEWA LIMITED PARTNERSHIP
                                Landlord

                                By:     Emory Holdings II Limited
                                        Partnership, its General Partner


/s/     [Illegible]                      By:/s/ R. Clayton Emory  (SEAL)
-------------------------------             --------------------------------
                                           R. Clayton Emory, General Partner


                                EARTHSHELL CORPORATION
                                Tenant


/s/     William F. Spengler             By:/s/ Michael M. Hagerty  (SEAL)
-------------------------------            ---------------------------------
                                            Michael M. Hagerty
                                        Name:    Michael M. Hagerty
                                        Title:   VP & CTO

                           RIDER #3 TO LEASE AGREEMENT

                                RIGHT OF REFUSAL

         THIS RIDER is attached to and forms a part of a certain Lease dated July 2nd, 1999 between CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called "Landlord"), and EARTHSHELL CORPORATION, a Delaware corporation (hereinafter called "Tenant").

         Landlord agrees that during the term of the Lease, Tenant, subject to the provisions of this Rider, shall be offered the right of refusal to lease all or any spa (herein the "Expansion Space") in the Improvements, as it may become available from time to time. As used in this Rider "available" means that the prior lease of such space has expired or otherwise terminated and the prior occupant of such space has vacated and surrendered possession of such space and Landlord has the right to lease such space to others. This right of refusal shall be subject and subordinate to any currently existing rights to renew, rights of refusal or expansion, or similar options or rights of persons or entities that are tenants of some portion of the Improvements on the date of this Lease, as well as to any extension of a lease, whether such lease is in existence on the date hereof or is entered into after the date hereof. Subject to the terms of the preceding sentence, at anytime prior to ten (10) days after any portion of the Improvements becomes available, Landlord shall provide Tenant with written notice of such availability, which notice shall include the date when Tenant would begin occupancy of such Expansion Space. Tenant shall have ten
(10) days after Landlord's written notice to respond to such offer in writing and either unconditionally accept or reject such Expansion Space. Tenant's failure to respond timely in writing to such offer (or to accept such offer with or subject to any condition) shall be construed as a rejection of Landlord's offer. Tenant's rejection of any Expansion Space in any one instance shall terminate Tenant's rights to be offered the same Expansion Space or any portion thereof as it may become available again at some later date, it being agreed that should Tenant reject an offer to lease any particular Expansion Space when offered, Landlord shall have the right to lease all or any part of such Expansion Space to other prospective tenants, without having to re-offer the Expansion Space to the Tenant. If Tenant unconditionally accepts Landlord's offer, such acceptance shall be binding upon Landlord and Tenant, provided, however, at the request of either, Landlord and Tenant shall each execute an amendment of this Lease to reflect the addition of the Expansion Space to the Premises, in accordance with the terms of this Rider. Additionally, at the time of Tenant's acceptance, Tenant shall request Landlord to advise Tenant of Landlord's obligation, described below in this Rider, to make an initial determination of the "Market Rent" for the Expansion Space.

         In the event Tenant timely unconditionally accepts, in writing, Landlord's offer to lease the Expansion Space. Then the following shall apply:

                  (i) Tenant may elect only to lease all of the Expansion Space offered by Landlord and shall have no right to elect to lease less than all of such Expansion Space.

                  (ii) Tenant's leasing of the Expansion Space shall commence upon the date Landlord makes such Expansion Space available to Tenant.

                  (iii) The Expansion Space shall be delivered in its then "AS IS" condition and Tenant shall be deemed to have accepted the same in its then "AS IS" condition, and Landlord shall have no obligation to make any repair, refurbishing or improvement to the Expansion Space.

                  (iv) If Tenant does elect to lease the Expansion Space, the Expansion Space shall become a part of the Premises for all purposes of the Lease and subject to all of the terms and conditions of the Lease; the term of the Lease, as it relates to the Expansion Space, shall expire on the same day that the term of the Lease, as it relates to the balance of the Premises, expires and the Expansion Space shall be considered a part of the Premises for purposes of any renewal options available to Tenant; Tenant's proportionate share, for purposes of the Lease (including, but not limited to, for purposes of paragraphs 7, 8 and 9 of the Lease) shall be increased so that Tenant's proportionate share shall consist of the ratio that the square footage of the Premises (as increased by the addition of the Expansion Space) bears to the square footage of the Improvements; and the Basic Rental for the Expansion Space shall be the greater of (1) the then-current Basic Rental being paid by Tenant for the balance of the Premises, on a per square foot basis (subject to increase whenever the Basic Rental for the balance of the Premises increases), or (2) the Market Rate for the Expansion Space. For purposes of this clause (2), "Market Rate" means when a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises, would determine as Basic Rental, given the other provisions of this Lease that remain applicable to the parties and after taking into account the specific variables that influence the determination of a rental rate, including the base expenses set forth in this Lease for real estate taxes, insurance premiums and common area maintenance expenses, the level of interior leasehold improvements to be provided at landlord's expense, and the commencement date of the Lease for the Expansion Space. The Market Rental is to be determined in the manner described in Rider #2 above. For purposes of computing the Market Rate for the Expansion Space, Landlord's initial written notice specifying its determination of the Market Rate shall be sent to Tenant no later than fifteen (15) days after Tenant has elected to lease the Expansion Space and requested, in writing, Landlord to stipulate the Market Rate for the Expansion Space.

         The Right of Refusal granted to Tenant in this Lease is personal to Tenant (or an affiliate of Tenant), and may not be exercised or be assigned by or to any person or entity other than Tenant (or an affiliate of Tenant), without the prior written consent of Landlord, which shall not be unreasonably withheld. The Right of Refusal does not extend to any subtenant and may only be exercised by the same entity that leases the balance of the Premises.

         At the Landlord's election, the foregoing Right of Refusal may not be exercised and will not be effective if, either at the time of the exercise or at the time the Expansion Space is to become a part of the Premises, the Tenant is in default of any of its obligations under the Lease, beyond any applicable grace or cure period.

         AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS:                    CHIPPEWA LIMITED PARTNERSHIP
                                   Landlord

                                   By:     Emory Holdings II Limited
                                           Partnership, its General Partner

/s/        [Illegible]                     By:/s/ R. Clayton Emory  (SEAL)
---------------------------------             ---------------------------------
                                              R. Clayton Emory, General Partner


                                   EARTHSHELL CORPORATION
                                   Tenant


/s/        William F. Spengler             By:/s/ Michael M. Hagerty  (SEAL)
---------------------------------             ---------------------------------
                                               Michael M. Hagerty
                                           Name:    Michael M. Hagerty
                                           Title:   VP & CTO

                                   EXHIBIT "A"

                             BUILDING AND SITE PLAN

[GRAPHIC]

BUILDING SIZE               ONE STORY, 97,000 SQ. FT.     SPRINKLERS               WET

UNIT SIZE                   UNITS FROM 4,753 TO           OFFICE AREA              TO SUIT
                            97,000 SQ. FT. (BAY SIZES
                            8,000 SQ. FT.)

LOT SIZE                    6.3 ACRES                     ELECTRIC                 1,600 AMPS, 4 WIRE, 3
                                                                                   PHASE BALTIMORE GAS &
                                                                                   ELECTRIC

CONSTRUCTION                MASONRY AND STEEL             PARKING                  188 SPACES

TRUSS HEIGHT                20' CLEAR                     ZONING                   INDUSTRIAL

LIGHTING                    METAL HALIDE                  HEATING AND AIR          GAS UNIT HEATERS AND
                                                          CONDITIONING             ENERGY EFFICIENT HEAT
                                                                                   PUMPS

LOADING FACILITIES          TAILGATE LOADING              LEASE TERM               3/5 YEARS

WATER                       HOWARD COUNTY

SEWER                       HOWARD COUNTY

                               9060 JUNCTION DRIVE
                          ANNAPOLIS JUNCITON, MD 20701

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

BEING all that certain parcel of real property located in the 6" Election District of Howard County, State of :Maryland, and designated as Parcel "C-2" on that certain subdivision plat entitled "The Junction Industrial Park Parcels B-2 and C-2 Resubdivision of section 1 Area 1 Sheet 1 of 1 ", dated December 27, 1985 and recorded among the Land Records of Howard County, Maryland, as Plat No. 6555, being also described by metes and bounds as follows:

BEGINNING for the same at an iron pipe on the northerly right of way line of Junction (80'R/W) Drive, said point being the southwesterly corner of Parcel "C-2" as shown on the aforedescribed subdivision plat, thence with the westerly property line North 19 degrees 30 minutes 30 seconds East, 335.00 feet to an iron pipe; thence South 70 degrees 29 minutes 40 seconds East, 820.12 feet to an iron pipe; thence South 19 degrees 30 minutes 20 seconds West, 335.00 feet to an iron pipe; said point being on the northerly right of way line of Junction (80' R/W) Drive; thence with the said right of way line North 7 0 degrees 29 minutes = 10 seconds West 820.12 feet to the point of beginning; containing 6.3071 acres of land.

Together with the right to use in common with others entitles thereto a 30 foot Common Drive Easement as more fully described in the Common Drive Easement by and between Chippewa Limited Partnership and D & E Junction Limited Partnership, dated November 22, 1988 and recorded among the Land Records of Howard County in Liber 1919, folio 204.

BEING the same lot of ground described in a Deed, dated January 28, 1988 and recorded among the Land Records of Howard County in Liber No. 1787, folio 718, from Lucas Management Services Company, a General Partnership to Chippewa Limited Partnership.

                                  EXHIBIT "C-1"

                        TENANT IMPROVEMENT SPECIFICATIONS

DRYWALL

          *    926 LF Type B-9' standard interior partition-to underside of grid
          * 294 LF Type D-Full Ht Office/Warehouse separation wall-Drywall & insulated to 10 ft. on office side.
          * 256 LF Type C-1 Perimeter condition (1/2" drywall on 1-5/8 metal studs-insulated)
          *    2-Column Boxes
          *    26 Type A-1 Demising wall
          * 120 SF Drywall ceiling at receiving office (in lieu of full Ht walls)
          *    Infill-Demising wall as shown @ one place
          *    Patching where demolition occurs
          * 294 LF Type E-14' office/warehouse separation wall-6" stud on top of masonry

CEILINGS

          *    2x4 Lay-in Type at 9 feet A.F.F. tile to be U.S.G. Omni
               Fissured-White
          *    Grid - Standard non-rated white

CARPENTRY/MILLWORK

          *    10 LF Wire Closet Rod & Shelf Unit
          *    2-4x8 Fire rated plywood @ phone room
          *    Blocking and support for overhead doors and strip door

MASONRY

          * 134 LF 12" CMU 10 FT high Dyrowall @ 16" O.C.V., #6 vertical dowels @ corners filled solid

OVERHEAD DOORS/DOCK EQUIPMENT

          *    2-10'x10' full vertical lift doors

          *    1-10'x 10' strip curtain

DOORS AND HARDWARE

          * 40 ea Standard 3'0"x6'8" Interior door, Birch veneer in hollow metal frame, with lever latch set & wall stop
          * 1 ea Standard 6'0"x6'8" Interior closet, pair door, Birch veneer in hollow metal frame with lever latch set, flush bolts & wall stop
          * 3 ea Standard 3'0"x6'8" Office to Warehouse door, Birch veneer in hollow metal frame with lever lock set, closer and wall stop

          * 1 ea Standard 3'0" x6'8" Lunch Room Door, Birch veneer in hollow metal frame with push/pull set, closer and wall stop
          * 3 ea Standard 6'0'x6'8" Office to Warehouse Pair door, Birch veneer in hollow metal frame with lever lock set, closet flush bolts and wall stop
          * 2 ea Replace lockset on existing hollow metal doors with lever lock set
          *    Existing Overhead doors to remain

PAINTING & WALLCOVERING

          *    All new walls to receive 2 coats Latex Flat Paint
          *    All existing walls in warehouse - EXCLUDED
          *    Lunch Room and Bath Room to be Semi-Gloss
          *    Door Frames 2 coats Alkyd Semi-Gloss
          *    Doors - 1 coat sanding sealer, 2 coats clear polyurethane

FLOORING

          * Carpet 26 oz Nylon Level Loop with vinyl cove base throughout except as noted below
          *    V.C.T. in lunch room, computer, storage, new bath room
          * Existing floors to remain in warehouse, bath rooms, existing rooms
          *    Patch V.C.T. where demo occurs

DEMOLITION

          *    465 LF Partitions demolish and dispose of
          *    Strip, neutralize and prep VCT for carpet overlay at office area.
          *    15 LF-Masonry

MINI-BLINDS

          *    Existing to Remain

CASEWORK/BUILT-INS

          *    12 LF Upper and Lower Cabinets with counter (Merrilatt-Omni)

PLUMBING

          *    Add Kitchen sink, ADA bath room fixtures, and rough-in
          *    Cutting and patching of concrete
          *    12 LF trench drain in mix room
          *    1- side by side two compartment sink with cold water feed

HVAC

          * An allowance has been made for adding duct drops diffusers to existing units #15 and #17 re-balancing and reworking existing ducts, common central return systems or plenum return, pending further evaluation

SPRINKLERS

          * An allowance has been made for relocation or adding heads per N.F.P.A. 13 and pending ceiling layout by the architect and review by Fire Marshall

ROOFING

          *    1 vent through roof for plumbing stack

ELECTRICAL/LIGHTING

          *    88 ea 120 volt duplex receptacles for general use
          *    4 ea dedicated 120v 20amp circuits
          *    2 ea dedicated circuit with three duplexes
          *    37 light switches
          *    4 pairs three way switches
          *    2-four way switches
          *    109 building standard 2x4 fluorescent light fixtures
          *    35 rings and strings for telephone
          *    8 exit lights
          *    10 emergency lights
          *    demolition as required
          *    remove existing cord drops and blankoff junction boxes
          *    Existing warehouse lighting to Remain, Relocate as necessary
          *    Demolish 51-Two light fixtures over office
          * Other than lighting, no electrical work is to be provided in mix & dry room

FIRE EQUIPMENT

          *    7 Five pound ABC wall hung extinguishers for office ara
          *    2 Ten pound ABC wall hung extinguishers for mix & dry rooms

SPLIT GAS SERVICE

          *    Reconnect gas piping for new meter

UPGRADE ELECTRICAL SERVICE

          *    Eightway duct bank to transformer pad
          *    2000 amp 480 volt 3 phase control cabinet
          *    2000 amp 277/480 volt 3 phase 4 wire bolted pressure switch
          *    2000 amp 277/480 volt 4 wire main distribution panel


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

          * Install 800 amp feeder from new service equipment to existing HV-1 Panel
          *    One new 75 KVA transformer
          *    Two new 400 amp 3 phase 4 wire 277/480 volt MLO 42 circuit panels
          *    Two new 200 amp 3 phase 4 wire 120/208 volt 42 circuit panels
          *    Ground service per N.E.C. Code
          *    Asphalt cutting, trenching, backfill and compaction included
          *    POWER COMPANY CHARGES ARE EXCLUDED

GENERAL CONDITIONS & MISC. ITEMS

         Permits, supervision, daily clean-up, final construction cleaning of office prior to tenant move in, broom sweep warehouse area, removal of debris, landfill fees, scheduling and project management.

JOB CONDITIONS

         Costs are based on the following conditions: Normal working hours, nonunion labor, use of electric, water, bathroom, H.V.A.C. at no charge to Landlord's Contractor or its subcontractors

EXCLUDED

         Premium time, telephone systems, alarm systems, painting of existing walls, mini-blinds, removal of items left by previous tenant, repair to dock equipment doors, liquidated damages or penalties due to delays caused by government agencies, availability of materials, war, strikes, weather, acts of God or other causes beyond the control of Landlord's contractor. Additional work required by County, or other governing agencies, items not specifically included above.


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

                                   EXHIBIT "D"

         The following work will be required in accordance with the maintenance contract required in the attached Lease under the Paragraph entitled "Repairs and Maintenance".

         1. Check performance of all major components.

         2. Lubricate moving parts as required.

         3. Check refrigerant charges (during cooling season).

         4. Inspect for oil and refrigerant leaks.

         5. Check operating and safety controls.

         6. Check pressures and temperatures.

         7. Inspect condensers.

         8. Inspect fans, motors and starters.

         9. Tighten electrical connections at equipment.

         10. Test amperages and voltages.

         11. Check belts and drives.

         12. Change oil and filters, or dryers, as required (at least four times per year).

         13. Check temperature on control system.

         14. Thoroughly inspect heat exchanger.


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

                                   EXHIBIT "E"

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         This Subordination, Non-disturbance and Attornment ("Agreement") is made as of the ____ day of ______________, ____, between _______________________
("Tenant") and _______________________________ ("Lender").

         Recitals:

         A. Lender is the owner and holder or will be the owner and holder of a mortgage, deed of trust or similar instrument (collectively, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, a "Mortgage") recorded or to be recorded among the appropriate Land Records, encumbering property (the "Property") more particularly described therein (the mortgage and all increases, renewals, recastings, modifications, consolidations, participation, replacements and/or extensions thereof are hereinafter collectively called the "Mortgage").

         B. The owner of the Property, ______________________, a Maryland limited partnership ("Landlord"), and Tenant entered into a lease dated as of _________, ____, covering Premises of approximately ________ rentable square feet (the "Premises") within the Property.

         C. The Lease is subject and subordinate to the lien, operation and effect of the Mortgage, and Tenant wishes to obtain from Lender assurances that Tenant's possession of the Premises will not be disturbed in certain circumstances, and Lender is willing to provide such assurances to Tenant, upon and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for $10.00 and other valuable consideration exchanged between Lender and Tenant, the receipt and sufficiency of such consideration being hereby acknowledged, Lender and Tenant agree as follows:

         1. Subordination. The Lease is and will remain subject and subordinate in all respects to the lien, operation and effect Mortgage and all voluntary and involuntary advances made thereunder, in accordance with the terms and conditions hereof.

         2. Non-Disturbance Agreement. As long as Tenant is not in default beyond any applicable grace period in the payment of rent, additional rent or other charges or in the performance of any of the terms or conditions of the Lease, Tenant's rights under the Lease and its possession of the Premises will not be interfered with or disturbed by Lender during the term of the Lease (including any renewal or extension term) following acquisition of title to the Property (a) by Lender or the purchaser at a foreclosure sale pursuant to any action or proceeding to foreclose the Mortgage, or (b) by Lender pursuant to acceptance of a deed in lieu of foreclosure (in either case, a "Transfer of Ownership").

         3. Attornment Agreement. If a Transfer of Ownership occurs, Lender and Tenant will, unless Lender elects otherwise in writing, be bound to each other, as landlord and tenant, respectively, under all of the terms and conditions of the Lease for the balance of the term


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

thereof (including any renewal or extension term), and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative, without the execution of any other instruments on the part of either party hereto, immediately upon a Transfer of Ownership. As used in this paragraph and in the subsequent provisions hereof, whenever the context allows the term "Lender" will also include a purchaser of the Property at a foreclosure sale.

         4. Lender's Liability. Notwithstanding any other provision of this Agreement, Lender will not in any way be: (a) liable for acts or omissions of any prior landlord (including Landlord); (b) subject to any offsets or defenses that Tenant might have had against any prior landlord (including Landlord); (c) bound by any rent, additional rent or other charges that Tenant might have paid for more than 30 days in advance to any prior landlord (including Landlord); (d) bound by any amendment or modification of the Lease made without Lender's prior written consent; (e) responsible for any money or other security delivered to Landlord pursuant to the Lease but not subsequently received by Lender; or (f) obligated to pay Tenant any construction allowance or other payment referred to in the Lease, all such payment obligations being personal to Landlord.

         5. Condemnation Awards and Insurance Proceeds. Without limiting any other provision of this Agreement, until a Transfer of Ownership occurs the provisions of the Mortgage regarding Lender's rights in and to insurance proceeds and awards or other compensation made for the taking by eminent domain (or conveyance in lieu thereof) will be superior to, and will govern and control over, any contrary provision of the Lease. Notwithstanding anything contained in the Lease that may require Landlord to repair or restore damage to the Premises caused by fire or other casualty or by exercise of eminent domain, if a Transfer of Ownership occurs Lender will have no obligation for such repair or restoration.

         6. No Lease Modification or Claims. Tenant hereby confirms that the Lease has not been modified or amended and is in full force and effect without any claims or default, offset or deduction by Tenant.

         7. Recognition of Mortgage and Collateral Assignment. To the extent that the Lease entitles Tenant to notice of any mortgage affecting the Premises, this Agreement constitutes such notice with respect to the Mortgage, and Tenant also acknowledges Landlord's collateral assignment of the Lease to Lender.

         8. Lender's Right to Cure Default. Notwithstanding any provision of the Lease, no notice by Tenant to Landlord of any breach or default by Landlord under the Lease will be effective unless and until (a) a copy of the notice is received by Lender, and (b) a reasonable period of time has elapsed following Lender's receipt of such copy, during which period Lender will have the right, but will not be obligated, to cure the breach or default.

         9. Notices. To be effective, any notice or other communication given pursuant to this Agreement must be in writing and sent postpaid by United States certified mail with return receipt requested. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been given, will constitute receipt of the notice or other communication. For purposes hereof, Lender's address is:


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

                       _______________________________________

                       _______________________________________

                       _______________________________________

                  Attn:_______________________________________

         and Tenant's address is

                       _______________________________________

                       _______________________________________

                       _______________________________________

                  Attn:_______________________________________

At any time(s), each party may change its address for the purposes hereof by giving the other party a change of address notice in the manner stated above.

         10. Entire Agreement, Etc. This Agreement (a) is to be construed and enforced in accordance with the laws of the State of Maryland, (b) contains the entire understanding of Lender and Tenant regarding matters dealt with herein (any prior written or oral agreements between them as to such matters being superseded hereby), (c) can be modified or waived in whole or in part only by a written instrument signed on behalf of the party against whom enforcement of the modification or waiver is sought, and (d) will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been duly signed as of the date first above written.

         (The foregoing shall be signed, witnessed, and notarized on behalf of Lender and Tenant.)


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

                                   EXHIBIT "F"

                           TENANT ESTOPPEL CERTIFICATE

Landlord:_____________________________________________________

Tenant:_______________________________________________________

Identification of Leased Premises:

         Approximately _______ square feet within a warehouse and office building on land known as____________________________________, as more fully set forth in the Lease.

Date of Original Lease:_______________________________________

Date(s) of any amendments:____________________________________

         The undersigned, Tenant named above of the Premises identified above (the "Premises") to induce _____________________________________ (the "Lender")
to make a loan to Landlord or to induce _______________________________________
(the "Buyer") to purchase the property in which the Premises is located from Landlord hereby certifies, represents, warrants and agrees with and to Lender and/or the Buyer the following:

         1. The undersigned has accepted and is in possession of and occupies the Premises under the Lease, which is in full force and effect. The initial term of the Lease commenced on _______________, __ and expires on __________, ____. [Or if applicable, the current renewal term commenced on ___________,
_____ and expires on _____________, _____.]

         2. There have been no modifications or changes in the Lease, except by those amendments listed above. A true, complete and correct copy of the Lease, with all amendments, is attached hereto as EXHIBIT A.

         3. The undersigned is paying the full Basic Rental, which as of the monthly rental payment due on _____________, _____ is $_____________ per month, and is also paying its proportionate share (____%) of taxes and other expenses. Tenant has paid to Landlord a security deposit of $_____________.

         4. No rent or other sum payable under the Lease has been paid for more than thirty (30) days in advance of its due date.

         5. To the best of Tenant's knowledge, information and belief, Landlord is not in default under the Lease and the undersigned has no defense, set-off or counterclaim against Landlord under the Lease or otherwise.

         6. The undersigned has not assigned, mortgaged or encumbered Tenant's interest under the Lease or sublet all or any portion of the Premises.


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

         7. Neither the undersigned nor any of its principals or affiliates is the subject of any bankruptcy or insolvency proceeding and neither the undersigned nor any of its principals or affiliates is insolvent or contemplating the filing of any bankruptcy or insolvency proceeding.

         8. To the best of Tenant's knowledge, information and belief, all conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed (including, without limitation, any Tenant Improvements or other construction or work to be performed by Landlord).

         9. Tenant acknowledges receipt of notice that all of Landlord's interest in the Lease has been or is being assigned to Lender as further security for one or more loans to Landlord and/or that the Premises and the improvements of which they are a part have been or are being sold to Buyer.

         10. These agreements, representations, warranties and certifications shall bind the undersigned, its personal representatives, heirs, successors and assigns and the undersigned shall deliver a copy hereof to any assignee of its interest in the Lease. The Lender and/or the Buyer and its or their respective personal representatives, heirs, successors and assigns may rely upon all of the foregoing agreements, representations, warranties and certifications.

         IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be duly executed this ____ day of ________________, ____.

WITNESS/ATTEST:                         __________________________________

______________________________          By:_______________________________(SEAL)
                                        Name:
                                        Title:


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